UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

NETBRANDS CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-55889	82-3707673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Austin Boulevard, Suite B
Island Park, New York 11558
(Address of principal executive offices)

Registrant’s telephone number, including area code: (800) 550-5996

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 6, 2023, NetBrands Corp., a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with 1800 Diagonal Lending LLC, a Virginia limited liability company (“1800 Diagonal”), pursuant to which the Company issued to 1800 Diagonal an unsecured promissory note in the principal amount of $117,320 (the “Note”). The net proceeds received by the Company were $100,000, after deducting an original issue discount in the amount of $12,570 and $4,750 for 1800 Diagonal’s legal fees. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Note has a principal balance of $117,320, and a stated maturity date of April 15, 2024. A one-time interest charge of 13%, or $15,251, was applied on the date of issuance. Interest and outstanding principal shall be paid in nine payments, each in the amount of $14,730.11 (a total payback to 1800 Diagonal of $132,571). The first payment is due July 15, 2023, with eight subsequent payments due each month thereafter. The Note may not otherwise be prepaid in whole or in part. In the event the Company fails to pay any amount when due under the Note, the interest rate will increase to 22%. Upon the occurrence and during the continuation of any event of default under the Note (“Event of Default”), the Note will become immediately due and payable and the Company is required to pay to 1800 Diagonal an amount equal to 150% times the sum of (a) the then outstanding principal amount of the Note, plus (b) any accrued and unpaid interest on the unpaid principal amount of this Note, plus (c) default interest, if any, plus (d) any other amounts owed to the 1800 Diagonal pursuant to the Note. Following any Event of Default, 1800 Diagonal may convert any amount due under the Note into shares of the Company’s common stock (the “Conversion Shares”) at a conversion price equal to 75% multiplied by the lowest trading price for the Company’s common stock during the ten trading days prior to the conversion date (representing a discount rate of 25% to market); provided, however, that 1800 Diagonal may not convert any portion of the Note that would cause it, together with its affiliates, to beneficially own in excess of 4.99% of the Company’s common stock. The Company has agreed to reserve from its authorized and unissued common stock four times the number of shares that are actually issuable upon full conversion of the Note to provide for the issuance of the Conversion Shares. The conversion price and number of shares of the Company’s common stock issuable upon conversion of the Note will be subject to adjustment from time to time in the event of any combinations, recapitalization, reclassifications, extraordinary distribution, or similar event.

The foregoing descriptions of the Purchase Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.1 and 10.1, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference in this Item 3.02.

The issuances of the Note, and upon conversion of the Note, the issuance of the Conversion Shares, are exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Promissory Note, dated June 6, 2023, issued to 1800 Diagonal Lending LLC
10.1	Securities Purchase Agreement, dated June 6, 2023, by and between the Company and 1800 Diagonal Lending LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETBRANDS CORP.

Date: June 12, 2023	By:	/s/ Paul Adler
Paul Adler President